Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2014 Results from Continuing Operations

– Third-Quarter Revenue of $327.6 Million –

– Third-Quarter GAAP Earnings per Share of $0.68 and Non-GAAP Earnings per Share of $0.86 –

– Updates EPS Guidance for 2014 –

– Acquires ChanTest Corporation –

– Announces Management Promotions –

WILMINGTON, Mass.--(BUSINESS WIRE)--October 29, 2014--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2014. For the quarter, revenue from continuing operations was $327.6 million, an increase of 12.1% from $292.1 million in the third quarter of 2013. Revenue growth was driven by the acquisition of Argenta and BioFocus, which was completed on April 1, 2014 and contributed 8.0% to third-quarter revenue, as well as double-digit growth in the Manufacturing Support segment. Foreign currency translation benefited reported revenue by 0.4%.

On a GAAP basis, net income from continuing operations for the third quarter of 2014 was $32.3 million, or $0.68 per diluted share, compared to $31.3 million, or $0.64 per diluted share, for the third quarter of 2013.

On a non-GAAP basis, net income from continuing operations was $40.4 million for the third quarter of 2014, an increase of 5.7% from $38.2 million for the same period in 2013. Third-quarter diluted earnings per share on a non-GAAP basis were $0.86, an increase of 8.9% compared to $0.79 per share in the third quarter of 2013. Higher sales, a lower tax rate and the benefit of stock repurchases contributed to the earnings per share increase. A loss of $0.01 per share on our limited partnership investments was offset by miscellaneous other items. In 2013, third-quarter earnings per share benefited from a $0.05 gain on our limited partnership investments and a $0.02 net benefit from certain tax-related items.

James C. Foster, Chairman, President and Chief Executive Officer, said, “These results demonstrate another very good quarter for Charles River. We continue to see improvement in North American research models and in demand for outsourced discovery and safety assessment services. The integration of Argenta and BioFocus is progressing well, and client response to our broader portfolio is positive. We are exploring larger partnerships with a number of our strategic clients, which we believe will add significant value to their drug discovery efforts.”

“We are continuing to expand our portfolio with key strategic acquisitions, and I’m pleased to announce today that we have acquired ChanTest Corporation, a leading provider of ion channel testing services. ChanTest’s expertise will be invaluable to our clients as they comply with the expected implementation of new FDA guidelines for risk assessment and discover new therapies for diseases involving ion channels. We are very pleased to welcome ChanTest to the Charles River family,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $124.0 million in the third quarter of 2014, which was essentially unchanged from $124.2 million in the third quarter of 2013. Foreign currency translation reduced reported revenue by 0.3%. Sales of research models in North America increased, but were offset by lower sales in Europe and Japan, as rationalization of biopharmaceutical infrastructure in those locales continued.

In the third quarter of 2014, the RMS segment’s GAAP operating margin was 22.6% compared to 19.2% in the third quarter of 2013. On a non-GAAP basis, the operating margin decreased slightly to 25.4% from 25.7% in the third quarter of 2013. The decrease was primarily driven by a change in sales mix for research model services, partially offset by the benefits from our global efficiency initiatives.

Discovery and Safety Assessment (DSA)

Third-quarter 2014 revenue from continuing operations for the DSA segment was $140.9 million, an increase of 25.1% from $112.6 million in the third quarter of 2013. Foreign currency translation benefited reported revenue by 1.0%. DSA revenue growth was driven primarily by the acquisition of Argenta and BioFocus, which contributed 20.7% to DSA revenue in the third quarter. Mid-single-digit revenue growth for the Company’s safety assessment services also contributed to the third-quarter revenue increase, the result of higher sales to mid-tier clients.

In the third quarter of 2014, the DSA segment’s GAAP operating margin was 13.7% compared to 16.8% in the third quarter of 2013. On a non-GAAP basis, the operating margin decreased to 18.3% from 20.0% in the third quarter of 2013. The non-GAAP operating margin compared unfavorably to the third quarter of 2013, due primarily to several tax-related items that provided a larger benefit in the prior period (130 basis points in the third quarter of 2014 vs. 390 basis points in the third quarter of 2013). The decline was partially offset by a foreign exchange benefit in the third quarter of 2014 due to a weaker Canadian dollar.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $62.7 million in the third quarter of 2014, an increase of 13.4% from $55.3 million in the third quarter of 2013. Foreign currency translation benefited reported revenue by 0.5%. Manufacturing revenue was driven by double-digit growth across all businesses.

In the third quarter of 2014, the Manufacturing segment’s GAAP operating margin was 30.7% compared to 29.2% in the third quarter of 2013. On a non-GAAP basis, the operating margin increased to 33.0% from 31.7% in the third quarter of 2013. The operating margin improvement was driven by both the Endotoxin and Microbial Detection and Biologics Testing Solutions businesses.

Acquisition of ChanTest Corporation

On October 29, 2014, we acquired ChanTest Corporation, a leading provider of ion channel testing services. This acquisition augments Charles River’s early discovery capabilities, enhancing our ability to support our clients’ discovery and lead optimization efforts. Demand for these services is expected to increase for two reasons: new early safety testing guidelines proposed by the U.S. Food and Drug Administration (FDA), referred to as “The Comprehensive in vitro Proarrhythmia Assay,” or CiPA; and the importance of ion channels as targets for drug discovery. ChanTest is extremely well positioned to support this expanding demand; its scientific expertise is extensive, and it offers a panel of more than 120 validated assays to test ion channels, which we believe is the most comprehensive panel in the industry. ChanTest scientists are thought leaders in the field of ion channels and are currently working with the FDA on the CiPA guidelines.

The purchase price was $52 million in cash, with future performance payments of up to an additional $2 million. The purchase price is equal to 7.6x trailing 12-month adjusted EBITDA. The acquisition is expected to be neutral to both revenue and earnings in 2014; it is expected to add approximately 1% to Charles River’s revenue and be moderately accretive to earnings per share in 2015.

Management Promotions

As part of the Company’s continued efforts to streamline our organization and enhance our ability to support our clients’ outsourced integrated drug discovery programs, Charles River has integrated its Early Discovery and In Vivo Discovery operations within Charles River Discovery Services. Our clients’ drug discovery efforts are an iterative and continuous process, and one seamless discovery organization will allow us to better engage with clients at the earliest stages of drug discovery and support their complex scientific needs.

David Smith will lead the integrated global Discovery Services business, and has been promoted to Corporate Senior Vice President, Global Discovery Services. Mr. Smith will focus on expanding our in vitro and in vivo capabilities and creating a more seamless drug discovery offering for our clients. Since joining Charles River in April 2014 through the acquisition of Argenta and BioFocus, Mr. Smith has served as Corporate Vice President, Early Discovery Services. Prior to joining Charles River, Mr. Smith was Chief Executive Officer of Galapagos Services, the contract research services division of Galapagos NV, which included Argenta and BioFocus. Mr. Smith has more than 20 years of financial and operations management experience at organizations including AstraZeneca and PriceWaterhouseCoopers.

Charles River has also promoted Joseph LaPlume to the position of Corporate Senior Vice President, Corporate Development. Mr. LaPlume is responsible for strategic acquisitions and expanding the Company’s early-stage portfolio and geographic footprint. In his prior role as Corporate Vice President, Corporate Development, he was instrumental in enhancing the Company’s growth profile through the acquisitions of Accugenix, Vital River, Argenta and BioFocus, and ChanTest, and multiple licensing transactions. Mr. LaPlume was formerly Deputy General Counsel at Charles River, and prior to joining Charles River in 2005, had extensive experience in both corporate law and mergers and acquisitions.

Mr. Foster said, “Mr. Smith and Mr. LaPlume have made significant contributions to Charles River, which have expanded the Company’s unique portfolio of essential products and services, and greatly enhanced the value that we can provide to clients. I am confident that with their leadership, we will continue to identify opportunities to enhance our position as a market leader in discovery and early-stage drug development, and drive profitable growth.”

Stock Repurchase Update

During the third quarter of 2014, the Company repurchased 380,300 shares of its common stock for $20.4 million. As of September 27, 2014, the Company had $28.5 million remaining on its stock repurchase authorization.

Nine-Month Results

For the first nine months of 2014, revenue increased by 10.5% to $968.1 million from $876.3 million in the same period in 2013. The acquisition of Argenta and BioFocus contributed 5.3% to year-to-date revenue, and foreign currency translation benefited reported revenue by 0.8%.

On a GAAP basis, net income from continuing operations for the first nine months of 2014 was $101.4 million, or $2.11 per diluted share, compared to $85.9 million, or $1.75 per diluted share, for the same period in 2013.

On a non-GAAP basis, net income from continuing operations for the first nine months of 2014 was $126.0 million, or $2.65 per diluted share, compared to $107.1 million, or $2.20 per diluted share, for the same period in 2013.

Research Models and Services (RMS)

For the first nine months of 2014, RMS revenue was $389.6 million, an increase of 0.2% from $388.9 million in the same period in 2013. Foreign currency translation benefited reported revenue by 0.3%. On a GAAP basis, the RMS segment operating margin was 25.1% in the first nine months of 2014, unchanged from the prior-year period. On a non-GAAP basis, the operating margin was 28.0% in the first nine months of 2014, also unchanged from the same period in 2013.

Discovery and Safety Assessment (DSA)

For the first nine months of 2014, DSA revenue was $388.6 million, an increase of 20.7% from $321.9 million in the same period in 2013. The acquisition of Argenta and BioFocus contributed 14.6% to year-to-date revenue, and foreign currency translation benefited reported revenue by 0.9%. On a GAAP basis, the DSA segment operating margin was 12.6% in the first nine months of 2014, compared to 12.0% for the prior-year period. On a non-GAAP basis, the operating margin was 16.7% in the first nine months of 2014, compared to 15.2% for the same period in 2013.

Manufacturing Support (Manufacturing)

For the first nine months of 2014, Manufacturing revenue was $189.9 million, an increase of 14.7% from $165.5 million in the same period in 2013. Foreign currency translation benefited reported revenue by 1.5%. On a GAAP basis, the Manufacturing segment operating margin was 30.6% in the first nine months of 2014, compared to 28.1% for the prior-year period. On a non-GAAP basis, the operating margin was 32.9% in the first nine months of 2014, compared to 30.6% for the same period in 2013.

2014 Guidance

The Company is updating its 2014 forward-looking guidance based on continuing operations. The Company continues to expect foreign currency translation to provide only a small benefit to reported revenue. The outlook for the fourth quarter assumes normal seasonality in the RMS segment.

2014 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net revenue growth, reported	10.0% – 11.0%	9.0% – 11.0%
Impact of foreign exchange	N/M	N/M
Net revenue growth, constant currency	10.0% - 11.0%	9.0% - 11.0%
GAAP EPS estimate	$2.65 - $2.70	$2.60 - $2.70
Amortization of intangible assets	$0.39	$0.36
Operating losses and other items (1)	$0.06	$0.06
Charges related to global efficiency initiative (2)	$0.16-$0.18	$0.16-$0.18
Costs associated with evaluation and integration of acquisitions	$0.07	$0.06
Non-GAAP EPS estimate	$3.33 - $3.38	$3.25 - $3.35

(1) These costs relate primarily to the Company’s Shrewsbury, Massachusetts, facility and a dispute with a large model supplier.

(2) These charges relate primarily to the consolidation of research model production operations and other efficiency initiatives. Other projects in support of the global efficiency initiative are expected, but these charges reflect only the decisions that have already been finalized.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, October 30, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance costs associated with our efficiency initiatives; accelerated depreciation charges related to the consolidation of research model production operations; a charge related to a dispute with a large model supplier; gains related to the sales of former research model facilities; and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting revenue on a constant currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue, operating margins, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; the acquisition of ChanTest and the integration of ChanTest, Argenta and BioFocus, and our expectations with respect to their impact on the Company, our service offerings, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 25, 2014, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Total revenue	$327,567	$292,129	$968,114	$876,300
Cost of products sold and services provided	209,299	192,203	615,399	569,593
Gross margin	118,268	99,926	352,715	306,707
Selling, general and administrative	64,476	54,903	196,999	167,021
Amortization of intangibles	7,620	4,180	18,813	12,892
Operating income	46,172	40,843	136,903	126,794
Interest income (expense)	(2,621)	(2,176)	(8,368)	(17,667)
Other income (expense), net	331	4,059	8,874	6,094
Income from continuing operations before income taxes	43,882	42,726	137,409	115,221
Provision for income taxes	11,582	11,390	36,021	29,331
Income from continuing operations, net of income taxes	32,300	31,336	101,388	85,890
Income (loss) from discontinued operations, net of income taxes	52	(113)	(862)	(1,183)
Net income	32,352	31,223	100,526	84,707
Net income attributable to noncontrolling interests	(316)	(356)	(994)	(978)
Net income attributable to common shareowners	$32,036	$30,867	$99,532	$83,729

Earnings per common share
Basic:
Continuing operations	$0.70	$0.65	$2.15	$1.77
Discontinued operations	$-	$-	$(0.02)	$(0.02)
Net	$0.70	$0.64	$2.13	$1.75
Diluted:
Continuing operations	$0.68	$0.64	$2.11	$1.75
Discontinued operations	$-	$-	$(0.02)	$(0.02)
Net	$0.68	$0.64	$2.09	$1.72

Weighted average number of common shares outstanding
Basic	46,016,036	47,910,649	46,682,826	47,950,018
Diluted	46,877,730	48,441,165	47,565,834	48,654,136

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 27, 2014	December 28, 2013
Assets
Current assets
Cash and cash equivalents	$130,747	$155,927
Trade receivables, net	275,024	220,630
Inventories	92,695	89,396
Other current assets	106,718	85,847
Current assets of discontinued businesses	835	750
Total current assets	606,019	552,550
Property, plant and equipment, net	671,244	676,182
Goodwill, net	289,356	230,701
Other intangibles, net	167,545	84,537
Deferred tax asset	21,215	23,671
Other assets	83,873	61,964
Long-term assets of discontinued businesses	3,106	3,151
Total assets	$1,842,358	$1,632,756

Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital leases	$31,917	$21,437
Accounts payable	27,547	31,770
Accrued compensation	69,616	58,461
Deferred revenue	66,920	54,177
Accrued liabilities	69,516	56,712
Other current liabilities	15,508	22,546
Current liabilities of discontinued businesses	2,059	1,931
Total current liabilities	283,083	247,034
Long-term debt & capital leases	754,799	642,352
Other long-term liabilities	98,219	70,632
Long-term liabilities of discontinued businesses	7,876	8,080
Total liabilities	1,143,977	968,098
Redeemable non-controlling interest	24,550	20,581
Total shareholders' equity	670,296	640,984
Non-controlling interest	3,535	3,093
Total liabilities and equity	$1,842,358	$1,632,756

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Research Models and Services
Revenue	$124,021	$124,236	$389,636	$388,868
Gross margin	45,295	39,127	149,392	143,603
Gross margin as a % of revenue	36.5%	31.5%	38.3%	36.9%
Operating income	28,056	23,803	97,734	97,576
Operating income as a % of revenue	22.6%	19.2%	25.1%	25.1%
Depreciation and amortization	7,277	13,548	20,277	27,642
Capital expenditures	4,110	4,208	11,528	10,417

Discovery and Safety Assessment
Revenue	$140,862	$112,627	$388,614	$321,908
Gross margin	39,968	33,061	105,084	81,112
Gross margin as a % of revenue	28.4%	29.4%	27.0%	25.2%
Operating income	19,329	18,968	48,840	38,672
Operating income as a % of revenue	13.7%	16.8%	12.6%	12.0%
Depreciation and amortization	13,340	9,486	33,867	28,269
Capital expenditures	3,436	2,459	11,330	7,315

Manufacturing Support
Revenue	$62,684	$55,266	$189,864	$165,524
Gross margin	33,005	27,738	98,239	81,992
Gross margin as a % of revenue	52.7%	50.2%	51.7%	49.5%
Operating income	19,220	16,125	58,091	46,576
Operating income as a % of revenue	30.7%	29.2%	30.6%	28.1%
Depreciation and amortization	3,513	3,881	10,625	11,424
Capital expenditures	1,463	2,429	5,444	7,587

Unallocated Corporate Overhead	$(20,433)	$(18,053)	$(67,762)	$(56,030)

Total
Revenue	$327,567	$292,129	$968,114	$876,300
Gross margin	118,268	99,926	352,715	306,707
Gross margin as a % of revenue	36.1%	34.2%	36.4%	35.0%
Operating income	46,172	40,843	136,903	126,794
Operating income as a % of revenue	14.1%	14.0%	14.1%	14.5%
Depreciation and amortization	26,084	26,915	70,435	67,335
Capital expenditures	9,402	9,096	29,907	25,319

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Research Models and Services
Revenue	$124,021	$124,236	$389,636	$388,868
Add back government billing adjustment	-	-	-	1,495
Non-GAAP revenue	$124,021	$124,236	$389,636	$390,363
Operating income	28,056	23,803	97,734	97,576
Operating income as a % of revenue	22.6%	19.2%	25.1%	25.1%
Add back:
Amortization of intangible assets related to acquisitions	470	457	2,015	1,702
Severance related to cost-savings actions	379	32	3,974	301
Government billing adjustment and related expenses	214	321	294	2,176
Impairment and other items (2)	2,402	7,238	5,107	7,238
Operating losses (3)	-	47	27	256
Operating income, excluding specified charges (Non-GAAP)	$31,521	$31,898	$109,151	$109,249
Non-GAAP operating income as a % of non-GAAP revenue	25.4%	25.7%	28.0%	28.0%

Discovery and Safety Assessment
Revenue	$140,862	$112,627	$388,614	$321,908
Operating income	19,329	18,968	48,840	38,672
Operating income as a % of revenue	13.7%	16.8%	12.6%	12.0%
Add back:
Amortization of intangible assets related to acquisitions	5,789	2,383	12,652	7,192
Severance related to cost-savings actions	69	397	1,118	710
Operating losses (3)	606	737	1,981	2,472
Costs associated with the evaluation and integration of acquisitions	(7)	-	196	-
Operating income, excluding specified charges (Non-GAAP)	$25,786	$22,485	$64,787	$49,046
Non-GAAP operating income as a % of revenue	18.3%	20.0%	16.7%	15.2%

Manufacturing Support
Revenue	$62,684	$55,266	$189,864	$165,524
Operating income	19,220	16,125	58,091	46,576
Operating income as a % of revenue	30.7%	29.2%	30.6%	28.1%
Add back:
Amortization of intangible assets related to acquisitions	1,361	1,339	4,146	3,997
Severance related to cost-savings actions	126	46	150	46
Operating income, excluding specified charges (Non-GAAP)	$20,707	$17,510	$62,387	$50,619
Non-GAAP operating income as a % of revenue	33.0%	31.7%	32.9%	30.6%

Unallocated Corporate Overhead	$(20,433)	$(18,053)	$(67,762)	$(56,030)
Add back:
Severance related to cost-savings actions	-	-	121	-
Costs associated with the evaluation and integration of acquisitions	580	306	5,256	986
Convertible debt accounting	-	-	-	107
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(19,853)	$(17,747)	$(62,385)	$(54,937)

Total
Revenue	$327,567	$292,129	$968,114	$876,300
Add back government billing adjustment	-	-	-	1,495
Non-GAAP revenue	$327,567	$292,129	$968,114	$877,795
Operating income	46,172	40,843	136,903	126,794
Operating income as a % of revenue	14.1%	14.0%	14.1%	14.5%
Add back:
Amortization of intangible assets related to acquisitions	7,620	4,179	18,813	12,891
Severance related to cost-savings actions	574	475	5,363	1,057
Government billing adjustment and related expenses	214	321	294	2,176
Impairment and other items (2)	2,402	7,238	5,107	7,238
Operating losses (3)	606	784	2,008	2,728
Costs associated with the evaluation and integration of acquisitions	573	306	5,452	986
Convertible debt accounting (4)	-	-	-	107
Operating income, excluding specified charges (Non-GAAP)	$58,161	$54,146	$173,940	$153,977
Non-GAAP operating income as a % of non-GAAP revenue	17.8%	18.5%	18.0%	17.6%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three and nine months ended September 27, 2014, impairment and other items includes $2.1 million and $4.6 million of asset impairments and accelerated depreciation related to the consolidation of research model production operations, respectively; $0.3 million and $1.6 million of charges related to a dispute with a large model supplier, respectively; and a $0 and $1.1 million gain related to the sale of a former research model facility in France, respectively. For both three and nine months ended September 28, 2013, impairment and other items includes $6.8 million of accelerated depreciation related to the consolidation of research model production operations in California and $0.4 million of impairments in Germany.

(3) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(4) The nine months ended September 28, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense by $0.1 million.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net income attributable to common shareholders	$32,036	$30,867	$99,532	$83,729
Less: Discontinued operations	(52)	113	862	1,183
Net income from continuing operations	31,984	30,980	100,394	84,912
Add back:
Amortization of intangible assets related to acquisitions	7,620	4,179	18,813	12,891
Severance related to cost-savings actions	574	475	5,363	1,057
Impairment and other items (2)	2,402	7,238	5,107	7,238
Operating losses (3)	606	784	2,008	2,728
Costs associated with the evaluation and integration of acquisitions	573	306	5,452	986
Government billing adjustment and related expenses	214	321	294	2,176
Write-off of deferred financing costs and fees related to debt refinancing	-	-	-	645
Convertible debt accounting, net (4)	-	-	-	6,710
Tax effect of items above	(3,553)	(6,041)	(11,481)	(12,207)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$40,420	$38,242	$125,950	$107,136

Weighted average shares outstanding - Basic	46,016,036	47,910,649	46,682,826	47,950,018
Effect of dilutive securities:
Stock options and contingently issued restricted stock	861,694	530,516	883,008	704,118
Weighted average shares outstanding - Diluted	46,877,730	48,441,165	47,565,834	48,654,136

Basic earnings per share from continuing operations	$0.70	$0.65	$2.15	$1.77
Diluted earnings per share from continuing operations	$0.68	$0.64	$2.11	$1.75

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.88	$0.80	$2.70	$2.23
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.86	$0.79	$2.65	$2.20

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three and nine months ended September 27, 2014, impairment and other items includes $2.1 million and $4.6 million of asset impairments and accelerated depreciation related to the consolidation of research model production operations, respectively; $0.3 million and $1.6 million of charges related to a dispute with a large model supplier, respectively; and a $0 and $1.1 million gain related to the sale of a former research model facility in France, respectively. For both three and nine months ended September 28, 2013, impairment and other items includes $6.8 million of accelerated depreciation related to the consolidation of research model production operations in California and $0.4 million of impairments in Germany.

(3) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(4) The nine months ended September 28, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $6.6 million and depreciation expense by $0.1 million.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE AND A GOVERNMENT BILLING ADJUSTMENT
For the Three and Nine Months Ended September 27, 2014

For the three months ended September 27, 2014:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	12.1%	(0.2%)	25.1%	13.4%
Impact of foreign exchange	0.4%	(0.3%)	1.0%	0.5%
Non-GAAP revenue growth, constant currency	11.7%	0.1%	24.1%	12.9%

For the nine months ended September 27, 2014:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.5%	0.2%	20.7%	14.7%
Impact of foreign exchange	0.8%	0.3%	0.9%	1.5%
Impact of government billing adjustment	0.2%	0.4%	0.0%	0.0%
Non-GAAP revenue growth, constant currency	9.5%	(0.5%)	19.8%	13.2%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Cash flows relating to operating activities:
Net income	$100,526	$84,707
Less: Loss from discontinued operations	(862)	(1,183)
Income from continuing operations	101,388	85,890
Summary of non-cash adjustments	87,082	100,870
Changes in assets and liabilities	(36,187)	(40,210)
Net cash provided by operating activities	152,283	146,550

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(183,151)	(24,218)
Capital expenditures	(29,907)	(25,319)
Other	(4,131)	(4,796)
Net cash used in investing activities	(217,189)	(54,333)

Cash flow relating to financing activities:
Net cash used in financing activities	44,296	(68,330)

Cash flows used in discontinued operations	(570)	(1,533)
Effect of exchange rate changes on cash and cash equivalents	(4,000)	(1,585)
Net change in cash and cash equivalents	(25,180)	20,769
Cash and cash equivalents, beginning of period	155,927	109,685
Cash and cash equivalents, end of period	$130,747	$130,454

CONTACT:
Charles River Laboratories
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com